SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        April 14, 2005 (April 11, 2005)
             ------------------------------------------------------
                Date of Report (Date of earliest event reported)


                       Hayes Lemmerz International, Inc.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                      000-50303              32-0072578
-------------------------------   -----------------------    ------------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


                          HLI Operating Company, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                       333-107539            30-0167742
-------------------------------   -----------------------    ------------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                              Identification No.)


               15300 Centennial Drive, Northville, Michigan 48167
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


                                 (734) 737-5000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01         Entry into a Material Definitive Agreement

         On April 11, 2005, Hayes Lemmerz International, Inc. (the "Company") issued a press release, a copy of which is attached hereto as Exhibit 99 and incorporated herein by reference, announcing that it and its subsidiary, HLI Operating Company, Inc. ("HLI"), had entered into an amended and restated credit agreement (the "Restated Credit Agreement") with the lenders and issuers from time to time party thereto, Citicorp North America, Inc. ("Citicorp"), as Administrative Agent and Collateral Agent, Lehman Commercial Paper Inc. ("Lehman"), as Syndication Agent and General Electric Capital Corporation ("GECC"), as Documentation Agent. The Restated Credit Agreement amends and restates the Credit Agreement dated as of June 3, 2003 (as amended, the "Credit Agreement"), among HLI, the Company, the lenders and issuers from time to time party thereto, Citicorp, as Administrative Agent, Lehman, as Syndication Agent and GECC, as Documentation Agent, which governs the Company's senior secured term loan (the "Term B Loan") and senior secured revolving credit facility (the "Revolving Credit Facility").

         The Restated Credit Agreement establishes a new non-amortizing secured term loan in an aggregate principal amount of $150 million (the "Term C Facility"), the full amount of which was drawn on April 11, 2005 (the "Effective Date"). The Term C Facility will mature and be payable in full on June 3, 2010. No portion of the amounts drawn under the Term C Facility that are repaid or prepaid may be reborrowed.

         Loans under the Term C Facility bear interest, at HLI's option, at a rate of (1) 4.50% plus the base rate (the "Base Rate"), payable quarterly in arrears or (2) 5.50% plus the eurocurrency rate (the "Eurocurrency Rate"), payable at the end of the relevant interest period, but in any event at least quarterly. The Base Rate is equal to the higher of:
         o    Citibank's base rate;
         o the sum of (x) 0.5% per annum, plus (y) a rate obtained by dividing (i) the latest three-week moving average of secondary market morning offering rates in the U.S. for three-month certificates of deposit as published by the Federal Reserve Bank of New York by (ii) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement for Citibank in respect of liabilities consisting of or including three-month U.S. dollar nonpersonal time deposits in the U.S., plus (z) the average during such three week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation for insuring dollar deposits in the U.S.; and
         o    0.5% per annum plus the federal funds rate.

The Eurocurrency Rate is equal to the rate per annum obtained by dividing (1) the rate determined by Citicorp to be the offered rate for deposits in dollars, euros, sterling or yen, as applicable, for the applicable interest period appearing on the Dow Jones Markets Telerate Page 3750, the Dow Jones Markets Telerate Page 248 or the Reuter Monitor "ZTIBOR," as applicable, by (2) a percentage equal to 100% minus the reserve percentage applicable two business days before the first day of such interest period under the maximum reserve requirements regulations issued by the Federal Reserve Board with respect to liabilities or assets consisting of or including eurocurrency liabilities having a term equal to such interest period.

         In addition, the Restated Credit Agreement reduces the applicable margin with respect to the Term B Loans from a rate of 2.75% to 2.25% per annum for loans bearing interest at the Base Rate and from 3.75% to 3.25% per annum for loans bearing interest at the Eurocurrency Rate.

         Provisions contained in the Restated Credit Agreement governing the optional and mandatory prepayment of loans under the Restated Credit Agreement are substantially similar to such provisions in the Credit Agreement, except that (i) for two years after the Effective Date, optional prepayments of the obligations under the Term C Facility are subject to a prepayment fee equal to 2% of the prepayment amount during the first year and 1% of the prepayment amount during the second year; and (ii) the mandatory prepayment terms contained in the Credit Agreement were amended to allow the first $25 million in proceeds from equity issuances to be used for repayment, redemption or repurchase of HLI's outstanding senior notes and the next $50 million to be used for general corporate purposes. The Restated Credit Agreement contains representations, warranties, affirmative and negative covenants, default and acceleration provisions which are substantially similar to those contained in the Credit Agreement.

         Under the Restated Credit Agreement, HLI is obligated to pay certain customary fees including, but not limited to, an unused commitment fee based on the amounts of unutilized commitments, certain letter of credit fees, facility increase, repricing and other standard amendment and arrangement fees.

         Approximately 50% of the aggregate proceeds of the Term C Facility were used by HLI to prepay a portion of the principal amount outstanding under the Term B Loan, with the remainder to be used to pay fees, for working capital and for other general corporate purposes. The Restated Credit Agreement also provides that the Company may retain 50% of the net proceeds received from the proposed divestiture it previously announced of its Commercial Highway Hub and Drum business for capital expenditures.

         HLI's obligations under the Restated Credit Agreement are guaranteed by substantially all of the Company's existing and future direct and indirect domestic subsidiaries (collectively, the "Guarantors"), pursuant to the Amended and Restated Guaranty (the "Restated Guaranty"), dated as of April 11, 2005, by and among the Company, HLI Parent Company, Inc., the other Guarantors party thereto and Citicorp, as Collateral Agent. Pursuant to the Amended and Restated Pledge and Security Agreement dated as of April 11, 2005 (the "Restated Security Agreement"), among the Company, HLI, each other grantor from time to time party thereto, and Citicorp as Collateral Agent, the obligations of HLI and the obligations of each Guarantor other than obligations in respect of the Term C Facility will be secured by a first-priority perfected security interest in substantially all of the assets of HLI and the Guarantors (the "Collateral") and the obligations of HLI and the obligations of each Guarantor in respect of the Term C Facility will be secured by a second-priority perfected security interest in the Collateral. The priority of the security interests in the Collateral and rights of the lenders related thereto are set forth in an Intercreditor and Collateral Agency Agreement dated as of April 11, 2005 (the "Intercreditor Agreement"), among Citicorp, as Administrative Agent for the first lien lenders, as Administrative Agent for the term C lenders and as Collateral Agent, HLI, the Company and each other grantor party thereto.

         The descriptions of the Restated Credit Agreement, Restated Guaranty, Restated Security Agreement and Intercreditor Agreement contained herein are qualified in their entirety by reference to the Restated Credit Agreement, Restated Guaranty, Restated Security Agreement and Intercreditor Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

         Affiliates of Citicorp and Lehman have from time to time provided investment banking services to the Company.


ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of a Registrant.

         The disclosure included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.


ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

See Exhibit Index.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HAYES LEMMERZ INTERNATIONAL, INC.


                                      By:  /s/  Patrick C. Cauley
                                         ------------------------------------
                                           Patrick C. Cauley
                                           Vice President, General Counsel and
                                              Secretary

Dated: April 14, 2005


Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      HLI OPERATING COMPANY, INC.


                                      By: /s/  Patrick C. Cauley
                                          ------------------------------------
                                          Patrick C. Cauley
                                          Vice President, General Counsel and
                                             Secretary

Dated: April 14, 2005

                                 EXHIBIT INDEX

Exhibit No.                Description

10.1 Amended and Restated Credit Agreement dated as of April 11, 2005, among HLI Operating Company, Inc., Hayes Lemmerz International, Inc., the lenders and issuers from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Lehman Commercial Paper Inc., as Syndication Agent and General Electric Capital Corporation, as Documentation Agent.

10.2 Amended and Restated Guaranty dated as of April 11, 2005, by and among Hayes Lemmerz International, Inc., HLI Parent Company, Inc., the other Guarantors party thereto and Citicorp North America, Inc., as Collateral Agent.

10.3 Amended and Restated Pledge and Security Agreement dated as of April 11, 2005, among the Hayes Lemmerz International, Inc., HLI Operating Company, Inc., each other grantor from time to time party thereto, and Citicorp North America, Inc., as Collateral Agent.

10.4 Intercreditor and Collateral Agency Agreement dated as of April 11, 2005, among Citicorp North America, Inc., as Administrative Agent for the first lien lenders, as Administrative Agent for the term C lenders and as Collateral Agent, HLI Operating Company, Inc., Hayes Lemmerz International, Inc. and each other grantor party thereto.

99              Press release of Hayes Lemmerz International, Inc. dated April
                11, 2005.